Exhibit 3.2

AMENDED AND RESTATED

BYLAWS OF

ERICKSON AIR-CRANE INCORPORATED

ARTICLE I

IDENTIFICATION

Section 1.               Name.  The name of the corporation shall be ERICKSON AIR-CRANE INCORPORATED (hereinafter referred to as the “Corporation”).

Section 2.               Seal.  The Corporation shall not adopt a corporate seal and the use of a corporate seal shall not be necessary to validate any corporate act.  Should it become necessary or appropriate for some reason to utilize a corporate seal at any time, the President may cause one to be prepared and used on behalf of the Corporation.

Section 3.               Fiscal Year.  The fiscal year of the Corporation shall begin at the beginning of the first day of January and end at the close of the last day of December next succeeding.

ARTICLE II

CAPITAL STOCK

Section 1.               Terms of Shares.  The classes of capital stock of the Corporation and the rights provided to the holders thereof are as provided in the certificate of incorporation of the Corporation, as filed with the Secretary of State of Delaware (the “Certificate of Incorporation”).

Section 2.               Consideration for Shares.  The board of directors (the “Board of Directors” or the “Directors”) shall cause the Corporation to issue the capital stock of the Corporation for such consideration as has been fixed by such Board.

Section 3.               Payment of Shares.  The consideration for the issuance of shares of the capital stock of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for or services actually rendered to, the Corporation; provided, however, that the part of the surplus of the Corporation which is transferred to capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares.  When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, or when surplus shall have been transferred to capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessments, and the holder thereof shall not be liable for any further payments thereon.  In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend shall be conclusive, subject to the rights reserved herein and in the Certificate of Incorporation of the Corporation by the stockholders.  Promissory notes or future services shall not be accepted in payment or part payment of any of the capital stock of the Corporation.

Section 4.               Certificates for Shares.  The Corporation shall issue to, each stockholder a certificate signed by the President and the Secretary of the Corporation certifying the number of shares owned by him in the Corporation.  Where such certificate is also signed by a transfer agent or registrar, the signatures of the President and the Secretary may be facsimiles.  The certificate shall state the name of the registered holder, the name of shares represented thereby, the par value of each share or a statement that such shares have no par value, and whether such shares have been fully paid up.

Section 5.               Form of Certificates.  The stock certificates to represent the shares of the capital stock of this Corporation shall be in such form, not inconsistent with the laws of the State of Delaware, as may be adopted by the Board of Directors.

Section 6.               Transfer of Stock.  Title to a certificate and to the shares represented thereby can be transferred only:

(1)           By delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby; or

(2)           By delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby.  Such assignment or power of attorney may be either in blank or to a specified person.

Section 7.               Closing of Transfer Books.  The transfer books shall be closed for a period of ten (10) days prior to the date set for any meeting of stockholders, and during such period no new certificate of stock shall be issued by this Corporation and no change or transfer shall be made upon the records thereof.

Section 8.               Equitable Interests in Shares or Rights.  The Corporation shall be entitled to treat the person in whose name any share is registered on the books of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or right on the part of any other person, whether or not the Corporation shall have notice thereof.

ARTICLE III

MEETINGS OF STOCKHOLDERS

Section 1.               Place of Meetings.  All meetings of stockholders shall be held within or without the State of Delaware at such place as the Board of Directors may determine.

Section 2.               Annual Meeting.  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix.

Section 3.               Special Meetings.  Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors, which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the “Whole Board”).

Section 4.               Notice of Meetings.  Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith.  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 5.               Voting at Meetings.  Except as otherwise provided by the provisions of the Certificate of Incorporation of the Corporation, every stockholder shall have the right at every stockholders’ meeting of the Corporation to one vote for each share of stock standing in his name on the books of the Corporation.

No share shall be voting at any meeting:

(1)           Upon which an installment is due and unpaid; or

(2)           Which shall have been transferred on the books of the Corporation within ten (10) days next preceding the date of the meeting; or

(3)           Which belongs to the Corporation that issued the share.

All voting, including on the election of directors, but except where otherwise required by law, may be by a voice vote; provided, however, a stock vote shall be taken upon demand therefore by a stockholder entitled to vote or his or her proxy.  Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.  Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the Certificate of Incorporation of the Corporation, all other matters shall be determined by a majority of the votes cast.

Section 6.               Proxies.  A stockholder may vote, either in person or by proxy executed in writing by the stockholder or a duly authorized attorney-in-fact.  No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

Section 7.               Quorum.  At any meeting of the stockholders, a majority of the shares of each class of the capital stock outstanding and entitled by the Certificate of Incorporation of the Corporation to vote, represented in person or by proxy, shall constitute a quorum.

Section 8.               Organization.  The President, and in his absence, the Secretary, and in their absence, any stockholder chosen by the stockholders present shall call meetings of the stockholders to order and shall act as Chairman of such meetings, and the Secretary of the Corporation shall act as Secretary of all meetings of the stockholders.  In the absence of the Secretary, the presiding officer may appoint a stockholder to act as Secretary of the meeting.

Section 9.               Stock List.  The officer who has charge of the stock transfer books of the Corporation shall prepare and make, in the time and manner required by applicable law, a list of stockholders entitled to vote and shall make such list available for such purposes, at such places, at such times and to such persons as required by applicable law.  The stock transfer books shall be the only evidence as to the identity of the stockholders entitled to examine the stock transfer books or to vote in person or by proxy at any meeting of stockholders.

Section 10.             Consent of Stockholders in Lieu of Meeting.  Unless otherwise restricted by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of minutes of stockholders are recorded.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 11.             Inspectors of Election.  The Board of Directors shall in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with applicable law.

ARTICLE IV

BOARD OF DIRECTORS

Section 1.               Board of Directors.  The Board of Directors shall consist of no less than two (2) and no more than seven (7) members.  The directors shall be elected at the annual meeting of the stockholders by a plurality vote of the shares represented in person or by proxy.  The number of Directors may from time to time be changed by proper amendment to the Bylaws of the Corporation.  Subject to the terms of Section 3 and Section 4 of this Article IV, such Directors shall hold office for a two (2) year term and until their successors are elected and qualified.  Directors need not be stockholders.  All Directors shall be over eighteen years of age.  The exact number of Directors shall be set by resolution of the Board of Directors adopted from time to time.  The initial number of Directors shall be five, with Quinn Morgan and Kirk Ferguson as initial directors and three vacancies.

Section 2.               Duties.  The corporate power of this Corporation shall be vested in the Board of Directors, who shall oversee the management and control of the business of the Corporation, but subject to any limitations on the business of the Corporation as provided in the Certificate of Incorporation of the Corporation.  They shall employ such agents and servants as they may deem advisable, and fix the rate of compensation of all agents, employees and officers.

Section 3.               Resignations.  A Director may resign at any time by filing his or her written resignation with the Secretary.

Section 4.               Removal.  Only the stockholders then having the right to elect Directors may remove a Director.  Any Director may be removed at any time, with or without cause, by a majority vote of the stockholders then having the right to elect Directors, at the annual meeting or at a special meeting of stockholders called for that purpose.

Section 5.               Vacancies.  Subject to any agreement among the stockholders of the Company to the contrary, any vacancy occurring in the Board, including a vacancy resulting from an increase in the number of Directors, may be filled by the Board, or, if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office.  Each Director so chosen shall hold office until the expiration of the term of the Director, if any, whom he or she has been chosen to succeed, or, if none, until the expiration of the term designated by the Board for the Directorship to which he or she has been elected, or until his or her earlier removal, resignation, death or other incapacity.

Section 6.               Regular Meeting.  Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors.  A notice of each regular meeting shall not be required.

Section 7.               Special Meetings.  Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or by the President and shall be held at such place, on such date, and at such time as they or he or she shall fix.  Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by facsimile or electronic mail transmission of the same not less than twenty-four (24) hours before the meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 8.               Quorum.  At any meeting of the Board of Directors, the presence of a majority of Directors shall constitute a quorum for the transaction of any business.

Section 9.               Organization.  The Directors shall elect a Chairman (or Co-Chairmen) from among the Board of Directors who shall preside at meetings of the Board of Directors.  In the absence of the Secretary or Assistant Secretary, the Chairman (or Co-Chairmen, as the case may be) shall appoint a Director or other person present at the meeting to act as Secretary of the meeting who shall record the proceedings of the Board of Directors at such meeting.

Section 10.             Conduct of Business.  At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

Section 11.             Written Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the Board or of such Committee as the case may be, and such written consent is filed with the Minutes of the proceedings of the Board of Directors or Committee.

Section 12.             Meeting by Telephone, etc.  Any or all of the members of the Board or of any Committee designated by the Board may participate in a meeting of the Board or the Committee, or conduct a meeting through the use of, any means of communication by which all persons participating may simultaneously hear each other during the meeting, and participation in a meeting using these means constitutes presence in person at the meeting.

Section 13.             Compensation of Directors.  Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.  The Corporation shall reimburse Directors for any out-of-pocket expenses incurred in connection with duties performed as a member of the Board of Directors.

ARTICLE V

COMMITTEES

Section 1.               Committees of the Board of Directors.  The Board of Directors, by a vote of a majority of the Board of Directors may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as an alternate member who may replace any absent or disqualified member at any meeting of the committee.  Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designated the committee or a supplemental resolution of the Board of Directors shall so provide.  In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2.               Conduct of Business.  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members (rounded up to the nearest whole number) shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

Section 3.               Nominating Committee.  The Board of Directors may appoint a nominating committee of the Board (the “Nominating Committee”), consisting of not less than three (3) members, one of which shall be the President if, and only so long as, the President remains in office as a member of the Board of Directors.  The Nominating Committee shall have authority (i) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation and (ii) to recommend to the whole Board nominees for election to the Board of Directors to replace those directors whose terms expire at the annual meeting of stockholders next ensuing.

ARTICLE VI

OFFICERS OF THE CORPORATION

Section 1.           Generally.

(a)        The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a President, a Secretary and a Treasurer and from time to time may choose such other officers as it may deem proper.  Any number of offices may be held by the same person.

(b)        The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen, but any officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board of Directors.

(c)        All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI.  Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

Section 2.           President/Chief Executive Officer.  The President shall be the Chief Executive Officer and, subject to the control of the Board of Directors, shall have general power over the management and oversight of the administration and operation of the Corporation’s business and general supervisory power and authority over its policies and affairs.  The President shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.  The initial President shall be Kirk Ferguson.

Each meeting of the stockholders and of the Board of Directors shall be presided over by such officer as has been designated by the Board of Directors or, in his absence, by such officer or other person as is chosen at the meeting.  The Secretary or, in the Secretary’s absence, the General Counsel of the Corporation or such officer as has been designated by the Board of Directors or, in his absence, such officer or other person as is chosen by the person presiding shall act as secretary of each such meeting.

Section 3.           Vice President.  The Vice President or Vice Presidents, if any, shall perform the duties of the President in his absence or during his disability to act.  In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman (or Co-Chairmen, as the case may be) of the Board or the President.

Section 4.           Secretary.  The Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such office and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairman (or Co-Chairmen, as the case may be) of the Board or the President.  The initial Secretary shall be Kirk Ferguson.

Section 5.           Treasurer.  The Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation, which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account.  The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer with such banks or trust companies or other entities as the Board of Directors from time to time shall designate.  The Treasurer shall sign or countersign such instruments as require his signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him by the Board of Directors, the Chairman (or Co-Chairmen, as the case may be) of the Board or the President, and may be required to give bond, payable by the Corporation, for the faithful performance of his duties in such sum and with such surety as may be required by the Board of Directors.

Section 6.           Assistant Secretaries and Other Officers.  The Board of Directors may appoint one or more assistant secretaries and one or more assistant treasurers, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors, the Chairman (or Co-Chairmen, as the case may be) of the Board or the President.

Section 7.           Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

ARTICLE VII

CORPORATE BOOKS

Section 1.           Place of Keeping.  Except as otherwise provided by the laws of the State of Delaware, by the Certificate of Incorporation of the Corporation or by these Bylaws, the books and records of the Corporation may be kept at such place or places, as the Board of Directors may from time to time by resolution determine.

Section 2.           Stock Register or Transfer Book.  The original or duplicate stock register or transfer book shall contain a complete and accurate stockholder list, alphabetically arranged, giving the names and addresses of all stockholders, the number and classes of shares held by each, and shall be kept at the principal office of the Corporation.

ARTICLE VIII

AMENDMENTS

Section 1.           Amendments.  These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any annual meeting of the Stockholders or at any special meeting of the Stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment, repeal or adoption be contained in the notice of such meeting, by the affirmative vote of the holders of a majority of the shares of capital stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors; provided, however, that no change of the time or place of the annual meeting of Stockholders may be made after the issuance of notice thereof.

ARTICLE IX

CONTRACTS WITH DIRECTORS AND AFFILIATES

Section 1.           If this Corporation enters into contracts or transacts business with one or more of its Directors, or with any firm of which one or more of its Directors are members, or with any other Corporation or association of which one or more of its Directors are stockholders, Directors or officers, such contract or transaction shall not be invalidated or in any way affected by the fact that such Director or Directors have or may have interests therein which are or might be adverse to the interests of this Corporation, provided that such contract or transaction is entered into in good faith in the usual course of business.  Notwithstanding the foregoing, the Corporation shall not engage in any transaction with any direct or indirect parent corporation or any affiliate of a parent corporation except (i) on terms and conditions comparable to transactions on an arms-length basis with unaffiliated persons and (ii) with the approval of the Board of Directors.

ARTICLE X

NOTICES

Section 1.           Notices.  Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, by sending such notice by prepaid telegram or mailgram or by sending such notice by facsimile machine or other electronic transmission.  Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation.  The time when such notice is received, if hand delivered, or dispatched, if delivered through the mail or by facsimile machine or other electronic transmission, shall be the time of the giving of the notice.

Section 2.           Waivers.  A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent.  Neither the business nor the purpose of any meeting need be specified in such a waiver.  Appearance at a meeting shall constitute a waiver of any notice required unless such appearance is only for the purpose of protesting the lack of proper notice.

ARTICLE XI

MISCELLANEOUS

Section 1.           Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.           Reliance upon Books, Reports and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer of the: Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 3.           Time Periods.  In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 4.           Indemnification.

(a)        Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, trustee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, expressly including service as a director, officer or in a similar position with any exchange, board of trade, clearing corporation or similar institution on which the

Corporation or any other corporation a majority of the stock of which is owned directly or indirectly by the Corporation had membership privileges at the relevant time during which any such position was held, shall be indemnified by the Corporation against expenses including, attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that funds paid or required to be paid to any person as a result of the provisions of this Section 4 shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any other corporation or organization.  Any such person who could be indemnified pursuant to the preceding sentence except for the fact that the subject action or suit is or was by or in the right of the Corporation shall be indemnified by the Corporation against expenses including attorneys’ fees actually or reasonably incurred by him in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(b)        To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 4(a) of this Article XI, or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful.  In all other cases wherein such indemnification is provided by this Section 4, unless ordered by a court, indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct specified in this Section 4.  Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.

(c)           The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.  Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

(d)        Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by the director, officer, employee or agent involved to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

(e)        The indemnification hereby provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, under any agreement, under the Delaware General Corporation Law or under any vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(f)         By action of the Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Directors deem appropriate, on behalf of any person who is or was a director, owner, employee, trustee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Section 4.

Section 5.           Effect of Stockholder Agreements.  The provisions of these Bylaws are subject to the provisions of any agreement among the stockholders of the Corporation (a “Stockholders Agreement”) relating to the matters herein, in each case to the extent provided therein.  To the extent that any provision of these Bylaws conflicts with or is otherwise contrary to the provisions of any Stockholders Agreement, then the provisions of such Stockholders Agreement shall govern.

Section 6.           Corporate Opportunities and Conflicts of Interest.

(a)        In recognition and anticipation (i) that one or more financial institutions will be significant stockholders of the Corporation (the “Institutional Investors”), (ii) that directors, officers and/or employees of the Institutional Investors may serve as Directors of the Corporation, (iii) that the Institutional Investors may, directly or indirectly, through ownership interests in a variety of enterprises, engage in activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, (iv) that the Institutional Investors may have an interest in the same areas of corporate opportunity as the Corporation and its affiliates, and (v) that, as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and duties of the Corporation and of the Institutional Investors, and the duties of any Directors of the Corporation who are also directors, officers or employees of the Institutional Investors, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Corporation and any of its affiliates, on the one hand, and the Institutional Investors, on the other hand, the provisions of this Section 6 shall to the fullest extent permitted by law regulate and define the conduct of certain of the business and affairs of the Corporation in relation to the Institutional Investors and the conduct of certain affairs of the Corporation as they may involve the Institutional Investors, their respective officers, directors and employees, and the power, rights, duties and liabilities of the Corporation and its officers, Directors and stockholders in connection therewith. Any person purchasing or otherwise acquiring any stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Section 6.

(b)        Except as otherwise agreed in writing between the Corporation and the Institutional Investors, the Institutional Investors shall to the fullest extent permitted by law have no duty to refrain from (i) engaging in the same or similar activities or lines of business as the Corporation or (ii) doing business with any client, customer or vendor of the Corporation, and (except as provided in Section 6(c) of this Article XI) neither the Institutional Investors nor any officer, director or employee thereof shall, to the fullest extent permitted by law, be deemed to have breached its fiduciary duties, if any, to the Corporation solely by reason of the Institutional Investors’ engaging in any such activity.  In the event that the Institutional Investors acquire knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and the Institutional Investors, the Institutional Investors shall to the fullest extent permitted by law have fully satisfied and fulfilled their respective fiduciary duties with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its affiliates, if the Institutional Investors acts in a manner consistent with the following policy: if the Institutional Investors acquire knowledge of a potential transaction or matter that is a corporate opportunity, then such corporate opportunity shall belong to the Institutional Investors unless such opportunity was expressly offered to the

Institutional Investors in their capacity as stockholders of the Corporation.  In the case of any corporate opportunity in which the Corporation has renounced its interest and expectancy in accordance with the previous sentence, the Institutional Investors shall to the fullest extent permitted by law not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that the Institutional Investors acquire or seek such corporate opportunity for themselves, direct such corporate opportunity to another person or otherwise do not communicate information regarding such corporate opportunity to the Corporation.

(c)        If a Director of the Corporation who is also a director, officer or employee of the Institutional Investors acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and the Institutional Investors, such Director or officer shall, to the fullest extent permitted by law, have fully satisfied and fulfilled his fiduciary duty with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any affiliate thereof, if such Director or officer acts in a manner consistent with the following policy: a corporate opportunity offered to any person who is a Director but not an officer of the Corporation and who is also a director, officer or employee of the Institutional Investors shall belong to the Corporation only if such opportunity is expressly offered to such person solely in his or her capacity as a Director of the Corporation and otherwise shall belong to the Institutional Investors; and (ii) if a Director of the Corporation, who also serves as an officer, director or employee of the Institutional Investors, acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and the Institutional Investors in any manner not addressed by this Section 6(c), then such officer or Director shall have no duty to communicate or present such corporate opportunity to the Corporation and shall, to the fullest extent permitted by law, not be liable to the Corporation or its stockholders for breach of fiduciary duty as an officer or Director of the Corporation by reason of the fact that the Institutional Investors pursue or acquire such corporate opportunity for themselves, direct such corporate opportunity to another person or do not present such corporate opportunity to the Corporation, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should be presented to the Corporation.

(d)        For purposes of Section 6 of this Article XI, “corporate opportunities” shall include, but not be limited to, business opportunities that the Corporation is financially able to undertake, that are, from their nature, in the line of the Corporation’s business, that are of practical advantage to it and that are ones in which the Corporation, but for the provisions of Sections 6(b) and 6(c), would have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of the Institutional Investors or its officers or directors will be brought into conflict with that of the Corporation.

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